Exhibit 99.1


                        [Niagara Corporation Letterhead]





Contact:   Niagara Corporation
           Michael Scharf, CEO
           (212) 317-1000


                                                     FOR IMMEDIATE RELEASE



NIAGARA CORPORATION ANNOUNCES
AGREEMENT TO SELL U.K. PROPERTY

New York, May 30, 2003- Niagara Corporation (Nasdaq: NIAG) announced today that its U.K. subsidiary, Niagara LaSalle (UK) Limited, has entered into an agreement to sell its GB Longmore property in Darlaston. Production at this site has been shifted to GB Longmore's Willenhall facility. Under the agreement, the Company would receive (pound)925,000 (approximately $1,514,000) for the sale of this leased property, which Niagara has an option to purchase for (pound)413,000 (approximately $676,000). The transaction is subject to the buyer receiving approval from the local planning authority of its plans to build residential properties at this site.







                                      ###